EXHIBIT 21.1
SUBSIDIARIES OF NATIONAL INSTRUMENTS CORPORATION

The following are subsidiaries of National Instruments Corporation, each with the state or other jurisdiction of its incorporation or organization noted:

Constellation International Holding BV, Netherlands
Digilent Information Technology (Shanghai) Co., Ltd., China
Digilent RO S.R.L., Romania
Digilent, Inc., a Washington corporation
Enterprise International Holding B.V., Netherlands
Gemni Holdings ULC, Canada
Hyperception, Inc., a Texas corporation
M2 SAS, France
Measurement Computing Corporation, a Delaware corporation
Measurement Computing GmbH, Germany
NI Lille, France
National Instruments (Czech Republic) s.r.o.
National Instruments AM LLC, Armenia
National Instruments Asia Minor Ölçüm Cihazlar Anonim Sirketi (Turkey), Turkey
National Instruments Asia Pacific Pte. Ltd., Singapore
National Instruments Australia Corporation, a Texas corporation
National Instruments Australia Pty Ltd., Australia
National Instruments Belgium N.V., Belgium
National Instruments Brazil Ltda, Brazil
National Instruments Canada Co., Nova Scotia
National Instruments Chile SpA, Chile
National Instruments Colombia SAS, Colombia
National Instruments Corporation (UK) Limited, United Kingdom
National Instruments Costa Rica Limitada (Ltda), Costa Rica
National Instruments de Mexico, S.A. de C.V., Mexico
National Instruments Denmark ApS, Denmark
National Instruments Dresden GmbH, Germany
National Instruments Egypt LLC, Egypt
National Instruments Engineering GmbH, Germany
National Instruments Engineering GmbH & Co. KG, Germany
National Instruments Europe Corporation, a Texas corporation
National Instruments Finland Oy, Finland
National Instruments France Corporation, a Texas corporation
National Instruments France SAS, France
National Instruments Germany GmbH, Germany
National Instruments Gesellschaft m.b.H., Austria
National Instruments Hong Kong Limited, Hong Kong
National Instruments Hungary Kereskedelmi Korlátolt Felelősségű Társaság (National Instruments Hungary Kft.), Hungary
National Instruments Ireland Resources Limited, Ireland
National Instruments Israel Ltd., Israel
National Instruments Italy s.r.l., Italy
National Instruments Japan Corporation, Japan
National Instruments (Korea) Corporation, Republic of Korea
National Instruments Lebanon SARL, Lebanon
National Instruments Lebanon LLC, a Texas limited liability company
National Instruments Netherlands B.V., Netherlands
National Instruments New Zealand Limited, New Zealand
National Instruments Norway AS, Norway
National Instruments Philippines Inc., Philippines
National Instruments Poland Sp.Zo.o, Poland
National Instruments Romania s.r.l., Romania
National Instruments RUS LLC, Russia
National Instruments Scandinavia Corporation, a Texas corporation
National Instruments Singapore (Pte) Ltd, Singapore
National Instruments Spain, S.L., Spain
National Instruments Sweden A.B., Sweden
National Instruments Switzerland Corporation, a Texas corporation
National Instruments Switzerland GmbH, Switzerland
National Instruments (Thailand) Co., Ltd., Thailand
NI France Holdings SAS, France
NI Hungary Software és Hardware Gyártó Korlátolt Felelősségű Társaság (NI Hungary Kft.), Hungary
NH Power Testing Equipment (Shenzhen) Co., Ltd, China
NH Research, LLC, a California limited liability company
NI Malaysia Sdn. Bhd., Malaysia
NI Solutions (Proprietary) Limited, South Africa
NI Southeast Asia Sdn. Bhd., Malaysia
NI Systems (India) Private Limited, India
NI Taiwan Corporation, Taiwan
Optimal Plus Germany GmbH, Germany
Optimal Plus Japan KK, Japan
Optimal Plus Ltd, Israel
Optimal Plus Philippines, Philippines

Optimal Plus Singapore PTE. Ltd, Singapore
Optimal Plus, Inc., a Delaware corporation
Phase Matrix, Inc., a California corporation
PT. National Instruments Indonesia, Indonesia
Quality Instrumentation Solutions, Inc., a Texas corporation
Qpid Holdings Co., Nova Scotia
Shanghai NI Instruments Co. Ltd, China
Washington Holding & Finance B.V., Netherlands